UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2006

ARCH CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (203) 229-2900

(N/A)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) The Board of Directors of the Company elected Douglas J. Wetmore as an independent director effective October 26, 2006. Mr. Wetmore was elected a Class II director with a term expiring at the Company’s 2007 annual meeting of shareholders. Mr. Wetmore is Senior Vice President and Chief Financial Officer of International Flavors and Fragrances Inc. Mr. Wetmore was also named to the Audit Committee and Corporate Governance Committee of the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the election of Mr. Wetmore as a director, the Board of Directors of the Company amended the second sentence of Section 1 of Article II of the Company's Bylaws on October 26, 2006 to increase the number of directors from seven to eight. A copy of the Bylaws as so amended is attached hereto as Exhibit 3 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3	Bylaws of the Company effective October 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CHEMICALS, INC.

Date: October 31, 2006	By:	/s/ Sarah A. O’Connor
Name: Sarah A. O’Connor
Title: Vice President, General Counsel and Secretary

Exhibit No.	Description

3	Bylaws of the Company effective October 26, 2006.